SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                      OF THE SECURITIES EXCHANGE ACT OF 1934.
                              (AMENDEMENT #  )


FILED BY THE REGISTRANT /X/

FILED BY A PARTY OTHER THAN THE REGISTRANT / /

Check the appropriate box:

/ /    Preliminary Proxy Statement

/X/    Definitive Proxy Statement

/ /    Definitive Additional Materials

/ /    Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


           _____________________________________________________________
                             KEY TRONIC CORPORATION
                (Name of Registrant as Specified In Its Charter)

           _____________________________________________________________
                    (Name of Person(s) Filing Proxy Statement)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/  /    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
        14a-6(j)(2).

/  /    $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

/  /    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)   Title of each class of securities to which transaction applies:

             _____________________________________________________________

        2)   Aggregate number of securities to which transaction applies:

             _____________________________________________________________

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             _____________________________________________________________

        4)   Proposed maximum aggregate value of transaction:

             _____________________________________________________________

        5)   Total Fee Paid:

             _____________________________________________________________

/  /    Fee paid previously with preliminary materials.

/  /    Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing:

        1)   Amount Previously Paid _______________

        2)   Form, Schedule or Registration Statement No.: ______________

        3)   Filing party: _______________

        4)   Date Filed: _____________


____________________________________________________________________________

                          KEY TRONIC CORPORATION LOGO

                                October 10, 1997


     Dear Shareholder:

     The attached Notice of Annual Meeting of Shareholders and Proxy Statement relates to the Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the "Company"), to be held on Thursday, November 13, 1997, at 1:00 p.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road, Spokane, Washington 99216.

     Whether or not you will attend the Annual Meeting in person and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you have previously returned your proxy card.

                                   Sincerely,


                                   /s/ Jack W. Oehlke

                                   Jack W. Oehlke
                                   Chief Executive Officer and President
                                   Member of the Board of Directors




                          KEY TRONIC CORPORATION LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 13, 1997



To the Shareholders of KEY TRONIC CORPORATION:

The Annual Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the "Company") will be held on Thursday, November 13, 1997, at 1:00 p.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road, Spokane, Washington 99216 (the "Annual Meeting"), for the following purposes:

     1.To elect nine directors of the Company to hold office until the next
       Annual Meeting of Shareholders and until their successors are elected and have qualified;

     2.To consider and vote upon adoption of amendments to the Amended and Restated 1990 Stock Option Plan for Non-Employee Directors;

     3.To ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 1998; and

     4.To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Record holders of the Company's Common Stock at the close of business on September 26, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Even if you will attend the Annual Meeting, please complete, sign, date and return the enclosed proxy to the Company in the enclosed postage-prepaid envelope in order to ensure that your shares will be voted at the Annual Meeting. You may vote your shares in person at the Annual Meeting even if you have previously returned your proxy card to the Company.

                                   By Order of the Board of Directors,


                                   /s/ Ronald F. Klawitter


                                   Ronald F. Klawitter, Secretary

Spokane, Washington
October 10, 1997


 YOUR VOTE IS IMPORTANT.  PLEASE EXECUTE AND RETURN THE ENCLOSED CARD PROMPTLY,
         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.


           FIRST MAILED TO SHAREHOLDERS ON OR ABOUT OCTOBER 10, 1997


                          KEY TRONIC CORPORATION LOGO

                                PROXY STATEMENT

                              --------------------

                                  INTRODUCTION

GENERAL

The preceding Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed proxy card are being furnished by Key Tronic Corporation, a Washington corporation (the "Company"), to the holders of outstanding shares of Common Stock, no par value, of the Company ("Common Stock") in connection with the solicitation of proxies by the Board of Directors of the Company from holders of such shares. The proxies are to be used at the Annual Meeting of Shareholders of the Company to be held on Thursday, November 13, 1997 at 1:00 p.m. Pacific Time at the principal executive offices of the Company, 4424 N. Sullivan Road, Spokane, Washington 99216, and any adjournments or postponements thereof (the "Annual Meeting"). The proxies appoint Stanley Hiller, Jr., Wendell J. Satre and Yacov A. Shamash, any of them and their substitutes, as proxy to vote all shares represented at the Annual Meeting pursuant to this proxy solicitation.

RECORD DATE, PROXIES, REVOCATION

Record holders of the Common Stock at the close of business on September 26, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 9,610,830 shares of Common Stock were issued and outstanding. A proxy card for use at the Annual Meeting is enclosed with this Proxy Statement. All completed, signed and dated proxies returned to the Company will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given on an otherwise signed and dated proxy
card, the proxy will be voted FOR the   election of nominees for director named
below, FOR the Amendments to the Amended and Restated 1990 Stock Option Plan for Non-Employee Directors and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 1998. Any proxy may be revoked at any time before it has been voted by giving written notice of revocation to the Secretary of the Company at the address set forth above; by delivering a completed, signed proxy bearing a date later than any earlier proxy; or by voting shares in person at the Annual Meeting. The mere presence at the Annual Meeting of the shareholder who has given a proxy will not revoke such proxy.

VOTING

Each share of Common Stock outstanding is entitled to one vote on each matter presented for a vote of the shareholders at the Annual Meeting. Under applicable law and the Company's Restated Articles of Incorporation and Amended and Restated By-Laws, if a quorum exists at a meeting: (i) the nine nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors and (ii) matters 2 and 3 listed in the accompanying Notice of Annual Meeting of Shareholders will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. An abstention from voting or a broker nonvote will have no effect on the approval of matters 2 and 3 since neither represents a vote cast.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

Nine Directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been elected and have qualified. The nine nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee or director, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the By-Laws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected. Two current members of the Board of Directors, Robert H. Cannon and Thomas W. Cason have announced that they will not stand for re-election at the Annual Meeting. The Board has, therefore, in accordance with the By-Laws reduced the size of the Board from eleven to nine, effective at the time of the Annual Meeting. The following information has been provided to the Company with respect to the nominees for election to the Board of Directors:

Michael R. Hallman, age 52, has been a director of the Company since July 1992. Mr. Hallman served as Vice President, and later, President of Boeing Computer Services from March 1987 to February 1990. He served as President and Chief Operating Officer of Microsoft Corporation from March 1990 through March 1992. Mr. Hallman has been with The Hallman Group, a consulting organization, since April 1992. Mr. Hallman also serves on the Boards of Directors of Intuit, Inc., Infocus Systems, Amdahl Corporation, Network Appliance and Timeline, Inc.

Stanley Hiller, Jr., age 72, has been a director of the Company and Chairman of the Company's Executive Committee since February 1992. He served as Chief Executive Officer of the Company from February 1992 through August 1995 and has served as Chairman of the Board since September 1, 1995. Mr. Hiller is the Senior Partner of Hiller Investment Company and Managing Partner of The Hiller Group, a corporate management organization ("The Hiller Group"), and has served as Chairman of the Board, Chief Executive Officer or Senior Officer of numerous corporations over the last 50 years. Through The Hiller Group, which he founded in the late 1960s, he has brought together groups of executives who become actively involved in the direct management of companies, usually at the request of its managers, directors or shareholders. During the past 20 years, Mr. Hiller has concentrated his efforts in the area of restructuring troubled companies, including G. W. Murphy Industries (diversified manufacturing and services), Reed Tool Company (tool manufacturing), Baker International (Baker-Hughes) (oil field service), The Bekins Company (moving and storage) and York International (air conditioning manufacturing).

Kenneth F. Holtby, age 75, has been a director of the Company since March 1992. He served in various positions in engineering, technology, product development and program management for Boeing since 1947. He most recently served as Senior Vice President of Engineering and as a member of the Corporate Executive Council for Boeing until his retirement in 1987.

Jack W. Oehlke, age 51, has been President and Chief Executive Officer of the Company since June 1997. From October 1995, he served as Chief Operating Officer. Previously, he served as Senior Vice President of Operations from January 1995 to October 1995 and Vice President of Manufacturing Operations of the Company from December 1993 to January 1995. Mr. Oehlke served as Director of Operations, Director of Quality and in various management positions within manufacturing, engineering and quality functions of the Microswitch Division of Honeywell, Inc. from 1968 to 1993.

Dale F. Pilz, age 71, has been a director of the Company since April 1992. Mr. Pilz was Chief Executive Officer of Flowind Corporation from 1986 to 1990. He served as President of Omninet Corporation from 1985 to 1986. Prior to that, Mr. Pilz was Chief Executive Officer and President of GTE Sprint Communications from 1983 to 1985 and also served as Chief Executive Officer and President of GTE Spacenet Corporation from 1983 to 1985.

Wendell J. Satre, age 79, has been a director of the Company since 1988 and served as Chairman of the Board of Directors from July 1991 through August 1995. Mr. Satre also served as a director from 1983 through 1986 and served as Acting President of the Company from August 1991 through February 1992. Mr. Satre is the retired Chairman of the Board and Chief Executive Officer of the Washington Water Power Company, a public utility headquartered in Spokane, Washington. Mr. Satre also serves on the Boards of Directors of Consolidated Electronics, Inc., Output Technology Corporation, and The Coeur d'Alenes Company.

Yacov A. Shamash, age 47, has been a director of the Company since 1989. He has been the Dean of Engineering and Applied Sciences at the State University of New York campus at Stony Brook since 1992. Professor Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992.

Clarence W. Spangle, age 72, has been a director of the Company since July 1992. A former Chairman of Memorex and President of Honeywell Information Systems, Mr. Spangle has been an independent management consultant since 1985. Mr. Spangle also serves on the Board of Directors of Apertus Technologies, Inc.

William E. Terry, age 64, has been a director of the Company since August 1992. Mr. Terry retired from Hewlett- Packard in December 1993 where he served in a number of executive positions during the past 35 years. Mr. Terry also serves on the Board of Directors of Altera Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND COMMITTEES

All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified. There are no family relationships among any of the directors or executive officers of the Company.

The Company's Board of Directors met twelve times during fiscal 1997. During fiscal 1997, each director attended 75% or more of the total number of Board of Directors meetings and meetings of committees of the Board of Directors on which the director served during the time he served on the Board or committee, except Prof. Cannon and Clarence Spangle, who attended 68% and 69%, respectively, of such meetings.

The Audit Committee, which currently consists of Dr. Shamash (chairman) and Messrs. Cason, Holtby and Pilz met three times during fiscal 1997. The Audit Committee recommends to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company for the fiscal year for which they are appointed, reviews the fees of the independent auditors and other terms of their engagement and monitors the adequacy of the audit effort and the Company's financial and accounting organization, financial reporting and internal controls.

The Compensation and Administration Committee (the "Compensation Committee"), which currently consists of Messrs. Pilz (chairman), Cason, Satre and Spangle, met five times during fiscal 1997. The Compensation Committee establishes and reviews annually the Company's general compensation policies applicable to the Company's executive officers and other key employees, reviews and approves the level of compensation awarded to the Company's Chief Executive Officer and other officers and key management employees, prepares and delivers annually to the Board a report disclosing compensation policies applicable to the Company's executive officers and the basis for the Chief Executive Officer's compensation during the last fiscal year and makes recommendations to the Board regarding changes to existing compensation plans. The Stock Option Sub-Committee of the Compensation Committee administers the Company's stock option plans, including determining the individuals to receive options and the terms of such options. The Stock Option Sub-Committee members are Messrs. Pilz and Spangle.

The Executive Committee, which currently consists of Messrs. Hiller (chairman), Oehlke, Pilz and Satre held two meetings during fiscal 1997. The Executive Committee generally exercises the authority of the Board of Directors with respect to the management and operation of the Company between meetings of the Board of Directors.

The Board of Directors does not have a Nominating Committee or a committee performing the function of a Nominating Committee. Although there are no formal procedures for shareholders to recommend nominations, the Board of Directors will consider recommendations from Shareholders, which should be addressed to Ronald F. Klawitter, Executive Vice
President of Administration, CFO, Treasurer and Secretary, at the
Company's address listed above.

DIRECTOR COMPENSATION

Each director who is not an employee of the Company receives a quarterly retainer of $1,500, a fee of $750 for each Board meeting attended in person and a fee of $250 for each Board meeting attended by telephone. Directors also receive a fee of $250 for each committee meeting attended, except that directors receive a fee of $1,000 for each Executive Committee meeting attended (which payment is in lieu of any payment for a Board meeting attended on the same day). Committee chairmen receive an additional fee of $100 for each committee meeting attended. Directors also receive payment of out-of-pocket expenses related to their service as directors.

Each director who is not, upon election to the Board of Directors, an employee of the Company participates in the Company's Amended and Restated 1990 Stock Option Plan for Non-Employee Directors. Each non-employee director is granted, upon initial election, an option to purchase 10,000 shares of the Company's Common Stock and an additional option to purchase 10,000 shares upon the directors first re-election to the Board of Directors. All options which have been granted pursuant to the plan have a three year vesting period.

                               EXECUTIVE OFFICERS

In addition to Mr. Oehlke, the following persons are the executive officers of the Company:

Craig D. Gates, age 38, has been Executive Vice President of Marketing, Engineering and Sales since July 1997. Previously he was Vice President and General Manager of New Business Development. He joined the Company as Vice President of Engineering in October 1994. Mr. Gates has a Bachelor of Science Degree in Mechanical Engineering and a Masters in Business Administration from the University of Illinois, Urbana. From 1982 he held various engineering and management positions within the Microswitch Division of Honeywell, Inc., in Freeport, Illinois and from 1991 to October 1994 he served as Director of Operations, Electronics for Microswitch.

Ronald F. Klawitter, age 45, has been Executive Vice President of Administration, CFO, Treasurer and Secretary since July 1997. Previously he was Vice President of Finance, Secretary and Treasurer of the Company since October 1995. He was Acting Secretary from November 1994 to October 1995 and Vice President of Finance and Treasurer from 1992 to October 1995. From 1987 to 1992, Mr. Klawitter was Vice President, Finance at Baker Hughes Tubular Service, a subsidiary of Baker Hughes, Inc.

All executive officers hold office until their successors are elected and have qualified.

                      PRINCIPAL SHAREHOLDERS AND SECURITY
                            OWNERSHIP OF MANAGEMENT

The following table provides certain information which has been furnished to the Company regarding beneficial ownership of the Common Stock as of the Record Date, with respect to (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation table; and (iv) all directors and executive officers of the Company as a group.

NAME OF                              NUMBER OF SHARES                 PERCENT OF
BENEFICIAL OWNER*                    BENEFICIALLY OWNED(1)            CLASS (1)


Zesiger Capital Group LLC               977,000 (2)                     10.2%
320 Park Avenue
New York, NY 10022

Dimensional Fund Advisors, Inc.         599,300 (3),(4)                  6.2%
1299 Ocean Avenue, Suite 650
Santa Monica, CA 90401

Hiller Key Tronic Partners, L.P.      1,235,457 (5)                     12.9%

Robert H. Cannon, Jr.                    22,018 (6)                       **

Thomas W. Cason                          90,593 (7)                       **

Michael R. Hallman                       25,768 (8)                       **

Stanley Hiller, Jr.                     881,590 (9)                      9.2%

Kenneth F. Holtby                        39,768 (10)                      **

Dale F. Pilz                             23,218 (11)                      **

Wendell J. Satre                         30,666 (12)                      **

Yacov A. Shamash                         11,166 (13)                      **

Clarence W. Spangle                      22,018 (14)                      **

William E. Terry                         25,768 (15)                      **

Fred W. Wenninger                        81,817 (16)                      **

Craig D. Gates                           56,495 (17)                      **

Ronald F. Klawitter                      77,038 (18)                      **

Jack W. Oehlke                           72,802 (19)                      **

Richard T. Tinsley                       58,213 (20)                      **

All officers and directors as a       1,518,938 (21)                    15.8%
group (16 persons  (6)-(20),(21)


* Unless otherwise noted, the address for each named shareholder is in care of the Company at its principal executive offices.

**   Less than 1%.

(1) Percentage beneficially owned is based on 9,610,830 shares of Common Stock outstanding on the Record Date. A person or group of persons is deemed to beneficially own as of the record date any shares which such person or group of persons has the right to acquire within 60 days after the record date. In computing the percentage of outstanding shares held by each person or group of persons, any shares which such person or persons have the right to acquire within 60 days after the record date, are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 1997.

(3) Based on Form 13F filed with the Securities and Exchange Commission, dated June 30, 1997.

(4) Dimensional Fund Advisors, Inc. ("DFA"), a registered investor advisor, is deemed to have beneficial ownership of these shares all of which are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which DFA serves as investment manager. DFA disclaims beneficial ownership of all shares.

(5) Represents 1,070,396 shares of restricted Common Stock subject to the Restricted Stock Agreement (described on page 22) between the Company and Hiller Key Tronic Partners, a Washington limited partnership ("HKT Partners") and 165,061 unrestricted shares of Common Stock held by HKT Partners. Excludes 100 shares owned directly by Mr. Hiller, as to which HKT Partners disclaims beneficial ownership. See textual disclosure on page 22.

(6) Represents 16,666 shares issuable upon exercise of director stock options and Mr. Cannon's pro rata interest (5,352 shares) in shares of restricted Common Stock held by HKT Partners.

(7) Represents Mr. Cason's pro rata interest in shares of restricted Common Stock held by HKT Partners.

(8) Includes 16,666 shares issuable upon exercise of director stock options and Mr. Hallman's pro rata interest (5,352 shares) in shares of restricted Common Stock held by HKT Partners.

(9) Represents 716,429 shares of restricted Common Stock and 165,061 unrestricted shares of Common Stock, which shares represent the pro rata interest of Mr. Hiller in the interest of entities controlled by Mr. Hiller in shares held by HKT Partners. Also includes 100 shares owned directly by Mr. Hiller, as to which HKT Partners disclaims beneficial ownership. See textual disclosure on page 22.

(10) Includes 16,666 shares issuable upon exercise of director stock options and Mr. Holtby's pro rata interest (5,352 shares) in shares of restricted Common Stock held by HKT Partners.

(11) Includes 16,666 shares issuable upon exercise of director stock options and Mr. Pilz's pro rata interest (5,352 shares) in shares of restricted Common Stock held by HKT Partners.

(12) Includes 6,666 shares issuable upon exercise of a director stock option. Excludes 1,200 shares owned by Mr. Satre's grandchildren under the Uniform Gifts to Minors Act. Mr. Satre disclaims beneficial ownership of these shares.

(13) Includes 6,666 shares issuable upon exercise of a director stock option.

(14) Represents 16,666 shares issuable upon exercise of director stock options and Mr. Spangle's pro rata interest (5,352 shares) in shares of restricted Common Stock held by HKT Partners.

(15) Includes 16,666 shares issuable upon exercise of director stock options and Mr. Terry's pro rata interest (5,352 shares) in shares of restricted Common Stock held by HKT Partners.

(16) Excludes 6,500 shares owned by Mr. Wenninger's wife, as to which Mr. Wenninger disclaims beneficial ownership. Also includes Common Stock allocated to Mr. Wenninger as a Participant in the Company's Variable Investment Plan (6,817 shares) as of June 28, 1997.

(17) Includes 47,750 shares issuable upon exercise of employee stock options and Mr. Gates' pro rata interest (8,245 shares) in shares of restricted Common Stock held by HKT Partners.

(18) Represents 58,682 shares issuable upon exercise of employee stock options and Mr. Klawitter's pro rata interest (18,356 shares) in shares of restricted Common Stock held by HKT Partners.

(19) Represents 53,000 shares issuable upon exercise of employee stock options and Mr. Oehlke's pro rata interest (18,672 shares) in shares of restricted Common Stock held by HKT Partners. Also includes Common Stock allocated to Mr. Oehlke as a participant in the Company's Variable Investment Plan (1,130 shares) as of June 28,
1997.

(20) Represents 46,000 shares issuable upon exercise of employee stock options and Mr. Tinsley's pro rata interest (8,820 shares) in shares of restricted Common Stock held by HKT Partners. Also includes Common Stock allocated to Mr. Tinsley as a participant in the Company's Variable Investment Plan (3,393 shares) as of June 28, 1997.

(21) Includes 205,432 shares subject to issuance pursuant to employee stock options. Does not include Common Stock allocated to officers as participants in the Company's Variable Investment, Stock Bonus or Employee Stock Ownership Plans after June 28, 1997.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

Set forth below is information on the annual and long-term compensation for services rendered during fiscal years 1997, 1996 and 1995, by the Named Executive Officers which include (i) Mr. Oehlke, the Chief Executive Officer and President, (ii) Mr. Wenninger, the Company's former Chief Executive Officer and President, and (iii) the three other persons who served as executive officers of the Company during fiscal 1997. For information regarding the Company's current executive officers, see EXECUTIVE OFFICERS, page 10.


                                             SUMMARY COMPENSATION TABLE

                                                             LONG-TERM COMPENSATION

                            ANNUAL COMPENSATION                          AWARDS               PAYOUTS

                                                                 RESTRICTED    SECURITIES
                                                     OTHER         STOCK       UNDERLYING                  ALL OTHER
NAME AND              FISCAL    SALARY     BONUS     ANNUAL       AWARD(S)      OPTIONS       PAYOUTS     COMPENSATION
PRINCIPAL                       ($)(1)     ($)(2)    ($)(3)       ($)(4)           (#)          ($)          ($)(5)
POSITION


Fred W. Wenninger      1997    $294,046       --        --             --           --           --            $3,820
Former Chief           1996     243,462   $150,000   $131,782       $762,500     225,000         --             4,615
Executive Officer      1995          --       --        --             --           --           --                --
and President

Jack W. Oehlke         1997     196,861       --        --             --           --           --             3,016
Chief Executive        1996     179,808       --        --             --         33,000         --             4,495
Officer                1995     139,621    105,250    39,531           --          9,000         --             3,491
and President

Craig D. Gates         1997     164,938       --        --             --           --           --             3,799
Executive Vice         1996     149,808       --        --             --         43,000         --             3,745
President,             1995      93,159     88,500    20,448           --         20,000         --             1,664
Marketing,
Engineering and Sales

Ronald F.              1997     163,869       --        --             --            --          --             3,772
Klawitter              1996     142,692       --        --             --         33,000         --             3,567
Executive Vice         1995     120,910     73,500      --             --          8,815         --             3,023
President of
Administration,
CFO, Treasurer
and Secretary

Richard T.             1997     141,523       --        --             --             --         --                --
Tinsley                1996     135,001       --        --             --         12,500         --             3,128
Former Vice            1995     135,025     65,651    38,698           --          6,000         --             3,376
President,
Quality


(1) Includes amounts deferred under the 401(k) component of the Company's Variable Investment Plan.

(2) Represents dollar value of cash bonuses earned by the Named Executive Officers during the fiscal year indicated. Includes cash signing bonus of $16,000 paid in 1995 to Jack W. Oehlke. Also includes cash signing bonus of $15,000 paid in 1995 to Craig D. Gates.

(3) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $60,000 or ten percent of the total of annual salary and bonus for the named executive officer for such year.
Dollar amounts shown consist of relocation expenses.

(4) On September 1, 1995 Mr. Wenninger was granted 50,000 phantom stock option units, with no cost basis to Mr. Wenninger, and the value of which at any time equals the market price of the Company's Common Stock multiplied by the number of units. The units vested during Mr. Wenninger's employment over a period of five years at 20% per year. The market price of the Common Stock on September 1, 1995 was $15.25 per share.

     Does not include shares of restricted Common Stock held by HKT Partners, a partnership in which entities controlled by Mr. Hiller, and in which Messrs. Oehlke, Gates, Klawitter and Tinsley, individually, hold limited partnership interests. See notes (5) and (17) through (20) to "Principal Shareholders and Security Ownership of Management."

(5) Represents Company matching payments in 1997, 1996 and 1995 under the Company's Variable Investment Plan.

                       OPTION GRANTS IN 1997 FISCAL YEAR

The following table sets forth information concerning individual grants of stock options made during fiscal 1997 to each of the individuals identified in the Summary Compensation Table.



                          NUMBER OF   % OF TOTAL                               POTENTIAL REALIZABLE
                          SECURITIES    OPTIONS                                VALUE AT ASSUMED ANNUAL
                          UNDERLYING   GRANTED TO   EXERCISE                   RATES OF STOCK PRICE
     NAME                  OPTIONS     EMPLOYEES    IN  PRICE   EXPIRATION       APPRECIATION FOR
                          GRANTED     FISCAL 1997  ($/SHARE)       DATE            OPTION TERM (2)
                           (#)(1)                                                5% ($)       10% ($)


Fred W. Wenninger          100,000        20.9%      $5.63       6/18/1997      $917,065    $1,460,276

Jack W. Oehlke              44,000         9.2%       5.63       5/21/2007       403,509       642,521
                            31,000         6.5%       5.50       6/17/2007       277,726       442,233

Craig D. Gates              44,000         9.2%       5.63       5/21/2007       403,509       642,521
                            16,000         3.3%       5.50       6/17/2007       143,342       228,249


Ronald F. Klawitter         44,000         9.2%       5.63       5/21/2007       403,509       642,521
                            16,000         3.3%       5.50       6/17/2007       143,342       228,249

Richard T. Tinsley               0           --         --              --            --          --


(1) Options vest at the rate of 50% per year on the first and second anniversaries of the grant date. Options which are not vested at the time of termination of employment expire upon termination of employment.

(2) The rates of appreciation shown in the table are for illustrative purposes only pursuant to applicable Securities and Exchange Commission requirements. Actual values realized on stock options are dependent on actual future performance of the Company, among other factors. Accordingly the amounts shown may not necessarily be realized.

The following table provides information on the exercise of options to purchase Common Stock by the Named Executive Officers in fiscal 1997 and such officers' unexercised options to purchase Common Stock at June 28, 1997.


                           AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                                     AND FISCAL YEAR-END OPTION VALUES

                      SHARES                  NUMBER OF SHARES
                     ACQUIRED               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                        ON       VALUE        OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS
                     EXERCISE   REALIZED         YEAR-END(#)                 AT FISCAL YEAR-
                                                                                END($)(1)

NAME                   (#)        ($)    EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE

Fred W. Wenninger       0         N/A      112,500            0          N/A             N/A

Jack W. Oehlke          0         N/A       45,500       91,500          N/A             N/A

Craig D. Gates          0         N/A       41,500       81,500          N/A             N/A

Ronald F. Klawitter     0         N/A       51,182       76,500          N/A             N/A

Richard T. Tinsley      0         N/A       42,250        6,250          N/A             N/A


(1) This amount represents the aggregate of the number of in-the-money options multiplied by the difference between the closing price of the Common Stock on the Nasdaq National Market on June 28, 1997 and the exercise prices for the relevant options.

EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

Hiller Restricted Stock Agreement. On February 1, 1992, the Company approved an agreement with The Hiller Group, (the "Hiller Agreement"), under which Stanley Hiller and other members of The Hiller Group would become involved in the management of the Company. Under the Hiller Agreement, Mr. Hiller was appointed a director, Chief Executive Officer and Chairman of the Company's Executive Committee in February 1992 and acquired the right to designate three additional persons to be appointed to the Company's Board of Directors. Under these arrangements, Mr. Hiller has received no salary for his services as an executive officer and director of the Company, and no such salary is currently anticipated to be paid in the foreseeable future.

In connection with the Hiller Agreement, the Company entered into an agreement (the "Hiller Option Agreement"), which was approved by the Company's shareholders in May 1992. The Hiller Option Agreement gave HKT Partners the right to purchase from the Company up to 2,396,923 shares of Common Stock (the "Hiller Option"). The last reported sale price of the Common Stock on the last trading day prior to the Board's approval of the Hiller Option was $3.125 per share. The Hiller Option became fully exercisable on March 1, 1994.

On May 28, 1997, the shareholders of the Company approved a Restricted Stock Agreement between HKT Partners and the Company. Pursuant to the Restricted Stock Agreement, the Company issued 1,070,396 shares of restricted Common Stock to HKT Partners in exchange for, and in cancellation of, the Hiller Option. The shares are subject to certain restrictions set forth in the Restricted Stock Agreement that will lapse over a three-year period or upon the happening of certain events described below. The shares issued under the Restricted Stock Agreement are subject to restrictions prohibiting resale of the shares by HKT Partners, and to a risk of forfeiture, until the restrictions lapse or upon the
happening of certain events described below.   Subject to the events described
below, the restrictions will lapse and the shares will become unrestricted according to the following schedule: (i) 33-1/3% of the total shares will become unrestricted on the first anniversary of the issuance date, (ii) an additional 33-1/3% of the total shares will become unrestricted on the second anniversary of the issuance date, and (iii) the remaining 33-1/3% of the total shares will become unrestricted on the third anniversary of the issuance date.

The restrictions will lapse according to the above schedule; provided that Mr. Hiller continues to serve the Company as a director, officer or advisor during such anniversary periods, subject to the following exceptions: (i) if the shareholders or the Board fail to elect or appoint Mr. Hiller to serve as a director, officer, or advisor of the Company despite his willingness to do so, all of the restricted shares shall immediately become unrestricted; (ii) if Mr. Hiller becomes unable to serve as a director, officer or advisor of the Company due to health problems, the resale restrictions shall continue to lapse according to the three-year schedule above; and (iii) if there is a "Change of Control" of the Company (as defined in the Restricted Stock Agreement), all shares issued to HKT Partners shall immediately become unrestricted. A "Change of Control" is defined to include (i) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company; (ii) a merger in which the shareholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving company; or (iii) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale, exchange, or transfer to one or more corporations where the shareholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

The Company will retain all stock certificates representing shares of restricted Common Stock until the date the restrictions on such shares of Common Stock have lapsed in accordance with the schedule set forth above. Any shares of restricted Common Stock that fail to vest in accordance with such schedule will be deemed reconveyed to the Company without payment of any consideration by the Company, and the Company will thereupon cancel all such shares.

Hiller Key Tronic Partners. HKT Partners is a Washington limited partnership created by The Hiller Group. Mr. Hiller, as the sole shareholder of HKT, Inc., a Washington corporation, the General Partner of HKT Partners, and as a General Partner of Hiller Investment Partners, a California general partnership and a limited partner of HKT Partners, currently has a 66.73% interest in HKT Partners. Each partner of HKT Partners will share in the economic benefit of the Hiller Restricted Stock to the extent of their respective partnership interests. The following directors have received a .5% ownership interest in HKT Partners: Michael R. Hallman; Kenneth F. Holtby; Dale F. Pilz; Clarence W. Spangle; and William E. Terry. Messrs. Cason, Gates, Klawitter, Oehlke and Tinsley, respectively have received 8.46%, .77%, 1.72%, 1.74% and .82% ownership interests in HKT Partners.

Termination Arrangements. The Company paid severance benefits during fiscal 1997 in connection with the resignations of Richard T. Tinsley and Fred W. Wenninger. The severance benefits for Mr. Tinsley include monthly payments equal to his monthly salary in effect at the time of his resignation ($11,250.00) for a period of 12 months following his resignation. The severance benefits for Mr. Wenninger include payment(s) equal to one year's salary at his salary rate in effect on the date of commencement of his employment ($300,000). In accordance with his Separation Agreement, Mr. Wenninger also became entitled to receive upon the termination of his employment 20,000 shares of Common Stock of the Company at no cost to Mr. Wenninger and payment of up to $18,000 for relocation and other miscellaneous expenses.

Employment Contracts. Pursuant to an employment contract, effective September 1, 1995, Mr. Wenninger agreed to serve as the Company's President and Chief Executive Officer. He received an initial base salary of $300,000 and eligibility to participate in the Company's bonus incentive plan as offered to its key employees from time to time, with a guaranteed minimum cash bonus of $150,000 for 1996. The Company also granted to Mr. Wenninger, options to purchase 225,000 shares of Common Stock at an exercise price of $15.25 per share (the market price on the grant date) and 50,000 units of phantom stock at $15.25 per unit, with no cost basis to Mr. Wenninger. The Company also agreed to pay Mr. Wenninger's relocation related expenses.

Pursuant to an employment contract, dated December 27, 1993, Mr. Oehlke received an initial salary of $122,500 per year, a cash signing bonus of $24,000 and eligibility to participate in the Company's bonus incentive plan as offered to its key employees from time to time. In addition the Company granted to Mr. Oehlke, options to purchase 20,000 shares of Common Stock at an exercise price of $8.00 per share (the market price on the date of grant) and agreed to pay Mr. Oehlke's relocation related expenses.

Pursuant to an employment contract, dated November 11, 1993, Mr. Tinsley received an initial base salary of $135,000 per year and eligibility to participate in the Company's bonus incentive plan as offered to its key employees from time to time. In addition the Company granted to Mr. Tinsley options to purchase 30,000 shares of Common Stock at an exercise price of $7.25 per share (the market price on the date of grant) and agreed to pay Mr. Tinsley's relocation related expenses.

Pursuant to an employment contract, executed December 9, 1992, Mr. Klawitter received an initial base salary of $88,000 per year and eligibility to participate in the Company's bonus incentive plan as offered to its key employees from time to time. In addition the Company granted to Mr. Klawitter options to purchase 20,000 shares of Common Stock at an exercise price of $8.25 per share (the market price on the date of grant) and agreed to pay Mr. Klawitter's relocation related expenses.

Pursuant to an employment contract, executed October 27, 1994, Mr. Gates received an initial base salary of $125,000 per year and eligibility to participate in the Company's bonus incentive plan as offered to its key employees from time to time. The Company also granted to Mr. Gates options to purchase 20,000 shares of Common Stock at an exercise price of $10.75 per share (the market price on the grant date) and agreed to pay Mr. Gates' relocation related expenses.

Each of the employment contracts entered into described above imposes upon the employee standard non-disclosure, confidentiality and covenant not to compete provisions. The above employment contracts provide that the Company may terminate employment at any time. The employment contracts provide that upon termination of employment by the Company, other than for cause, or upon termination by the employee in the event the Company changes the substantive responsibilities and duties of the employee in such a way as to constitute a demotion; the Company shall continue to pay employee's base salary in effect prior to termination for a period of one year after termination.

Stock Option Plans. The Company's executive stock option plans and non-employee directors stock option plan provide that upon a change of control of the Company the vesting of outstanding options will be accelerated.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The Board of Directors has a Compensation Committee, presently consisting of Messrs. Cason, Pilz, Satre and Spangle. Mr. Satre served as Acting President of the Company from August 1991 through February 1992. Mr. Cason served as President and Chief Operating Officer of the Company from February 1994 through August 1995.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

Key Tronic's compensation philosophy established by the Compensation Committee is that annual total cash compensation should vary with the performance of the Company and long-term incentives should be aligned with the interests of the Company's shareholders. The Company's compensation plan is designed to allow the Company to attract, motivate and retain highly qualified individuals and is consistent with the short-term and long-term goals of the Company. Compensation of the Company's executive officers, except as otherwise noted in this report, has three primary elements: base salary, annual incentive bonus and an annual stock option grant.

Base salaries are established following a review of competitive information related to comparable companies, in similar industries, located in the Northwest. Annual incentive bonuses are tied to the profitability of the Company and the key employee's contribution to the Company's performance.
Annual stock option incentive grants are based upon base salary and a stock performance goal established by the Compensation Committee. Annual stock option grants to executive officers are made under the Company's employee stock option plan.

BASE SALARIES

The Company's compensation philosophy emphasizes performance-based pay. The goal is to have base salary represent a target percentage of an executive officer's total annual compensation. Prior to setting compensation levels for executive officers, the Compensation Committee reviews competitive information related to comparable companies, in similar industries, located in the Northwest. These companies include some but not all of the companies appearing in the Nasdaq Computer Manufacturer Index in the performance graph on page 32. The Compensation Committee indexes base salary ranges to be slightly below average competitive levels in the Northwest. During fiscal 1997, executive officer pay ranges were adjusted upward to be consistent with the Compensation Committee's established index. Management recommendations (other than those of the subject executive officer) are considered by the Compensation Committee in establishing an individual executive officer's recommended salary. The Compensation Committee also considers factors related to individual performance, individual responsibility, Company performance based on net earnings and external competitive factors. The Board as a whole establishes each executive officer's annual salary. Executive officers who also serve as directors abstain from voting when their own annual salary is determined.

ANNUAL BONUS

The Compensation Committee established a key employee incentive bonus plan for fiscal 1997. The plan was based upon Company profit goals. A minimum Company profit goal had to be achieved before any payment was to be made under the plan to executive officers. Bonus payments under the plan were to be based on three performance levels: threshold achievement, expected achievement, and over-achievement of Company profit goals or a combination of Company profit goals and other financial goals. Over-achievement payments under the plan were intended to be higher than comparable industry averages for annual incentive bonus plans by an amount approximately equal to the amount by which base salary was below comparable industry averages. Payments were to be based upon a percentage of the key employees fiscal 1997 base earnings. The payment percentage ranges were established in descending order for the President & Chief Executive Officer, the Chief Operating Officer, all other officers and all other key employees. The threshold achievement profit performance level was not met and, therefore, no executive officer and no non-officer key employees were awarded a bonus pursuant to the incentive bonus plan for fiscal 1997.

ANNUAL STOCK OPTION AWARDS

The Compensation Committee's policies make long-term incentive compensation an important part of motivating and retaining key employees. Such long-term incentive compensation is consistent with the interests of the Company's shareholders in that it ties executive compensation to the performance of the Company's stock. The Compensation Committee believes that long-term incentive compensation can best be implemented through the granting of annual stock options. The Stock Option Sub-Committee of the Compensation Committee makes the determination to grant options to key employees based upon each key employee's position in the Company, base salary and the recommendations of the President and Chief Executive Officer and the Chief Operating Officer based on individual performance. The exercise price of the options is equal to the closing price of the Common Stock on the date of grant as quoted by the Nasdaq National Market, as reported in The Wall Street Journal. The options vest 50% per year commencing one year from the date of grant. The Stock Option Sub-Committee granted options to all other executive officers and certain other key employees during fiscal 1997 in accordance with the Company's compensation policies.

CHIEF EXECUTIVE OFFICER

Mr. Wenninger served as Chief Executive Officer and President of the Company and a member of the Board of Directors until his resignation in June 1997. Mr. Wenninger's base salary was $300,000 during fiscal 1997. Mr. Wenninger was also eligible to participate, in fiscal year 1997, in the Company's annual incentive bonus plan with his annual bonus targeted at 50% of base salary based upon meeting specific objectives for the fiscal year as agreed to in advance with the Board. Higher annual bonuses could have been achieved based upon his exceeding those objectives with a maximum annual bonus of 100% of his base salary. For fiscal year 1997 the specific objectives were not met and no bonus was awarded to Mr. Wenninger for fiscal 1997.

Mr. Wenninger was granted upon his employment 225,000 shares of non-qualified stock options pursuant to the Company's 1995 Executive Stock Option Plan which were to vest in two consecutive annual installments of 50% each. These options were priced at market price as of September 1, 1995. Mr. Wenninger was also granted on September 1, 1995, 50,000 phantom stock option units, with no cost basis to Mr. Wenninger, the unit value of which at any time equaled the market price of the Company's Common Stock. The phantom stock option units were to vest and become exercisable in five equal annual installments. Mr. Wenninger's employment agreement with the Company provided that, should Mr. Wenninger's employment with the Company be terminated by the Board for any reason(other than for cause), he would receive a severance payment equal to one year's annual base salary in a lump sum payment. Upon Mr. Wenninger's termination, no bonus or portion thereof would be paid, except for bonus earned for a prior year but not yet paid. As of the date of Mr. Wenninger's termination of employment he was entitled to receive that amount of phantom stock option units which equates to that portion of the five year vesting period that had passed as of his date of termination.

Mr. Oehlke was elected President & Chief Executive Officer of the Company in June 1997. Upon his promotion the Board of Directors increased his annual base salary to $230,000 and the Stock Option Committee granted him an option to purchase 31,000 shares of Common Stock. Mr. Oehlke was eligible to participate, in fiscal year 1997, in the Company's annual incentive bonus plan with his annual bonus targeted at 45% based upon meeting specific objectives for the fiscal year as agreed to in advance with the Board. Higher bonuses could have been achieved based upon exceeding the specific objectives with a maximum annual bonus of 90% of Mr. Oehlke's base salary for fiscal year 1997. The specific objectives were not met and no bonus was awarded to Mr. Oehlke for fiscal 1997.

Compensation payments in excess of $1 million to the Chief Executive Officer or four other most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Certain performance-based compensation is not subject to the limitation on deductibility. To the extent that there is no adverse effect on the Company's performance-related compensation philosophy or on the Company's ability to provide competitive compensation, it is the policy of the Compensation Committee and the Board of Directors to minimize executive compensation that is not deductible by the Company for tax purposes.

             COMPENSATION COMMITTEE           STOCK OPTION SUB-COMMITTEE

              Dale F. Pilz, Chairman            Dale F. Pilz, Chairman
              Thomas W. Cason                   Clarence W. Spangle
              Wendell J. Satre
              Clarence W. Spangle


                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of (i) the CRSP Total Return Index for The Nasdaq Stock Market (U.S. and Foreign) (the "CRSP Nasdaq (US & Fgn) Index") and(ii) the CRSP Index for Nasdaq Computer Manufacturer Stocks (the "CRSP Computer Index"). This graph assumes the investment of $100 on July 4, 1992 in the Company's Common Stock, the CRSP Nasdaq Index and the CRSP Computer Index and assumes dividends are reinvested. Measurement points are at the last trading day of the fiscal years ended July 3, 1993, July 2, 1994, July 1, 1995, June 29, 1996 and June 28, 1997.
The Nasdaq, (U.S. and foreign) Market Index is composed of companies included within all Standard Industrial Classification (SIC) codes. The SIC code of all companies included in the Nasdaq Computer Manufacturer Index is 357. The Company will provide a list of companies included in the indexes to any shareholder upon written request to the Company's Acting Secretary.


     Measurement Period      Key Tronic    CRSP Nasdaq     (US CRSP Com-
     (Fiscal Year Covered)  Corporation    & Fgn) Index     puter Index

         07/04/92              100.0          100.0           100.0
         07/03/93              266.7          226.2           223.5
         07/02/94              204.2          226.8           201.2
         07/01/95              366.7          268.2           281.2
         06/29/96              208.3          314.6           358.0
         06/28/97              175.0          360.9           424.7

                              CERTAIN TRANSACTIONS

Pursuant to an agreement approved by the Board of Directors in January 1993, Hiller Investment Company ("Hiller Investment") is entitled to receive $24,000 per month in reimbursement for expenses incurred by Hiller Investment in connection with the provision of clerical and other services to the Company. Effective October 1, 1995 the agreement was amended to decrease the per month reimbursement to $15,000. Hiller Investment received $178,500 pursuant to this agreement in fiscal 1997. Mr. Hiller is Senior Partner of Hiller Investment. Mr. Hiller does not receive any salary from the Company's reimbursement paid to Hiller Investment.

During fiscal 1997, the Company made aggregate payments totaling $58,828 to Bighawk Corporation for hanger fees and aircraft rental fees. Mr. Wenninger is the sole stockholder of this corporation. The Company believes that the terms of its business relationship with this corporation are no less favorable to the Company than those which could be obtained from an unrelated party.

See COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS, page 27, for additional relationships and transactions.

                                   PROPOSAL 2

               ADOPTION OF AMENDMENTS TO THE AMENDED AND RESTATED
               1990 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

The Board of Directors has adopted, and submits for shareholder approval, amendments to the Key Tronic Corporation Amended and Restated 1990 Stock Option Plan for Non-Employee Directors, which was adopted in 1990 and previously amended and restated in 1993 and 1995 (the "Directors Plan").

The Company has adopted the Directors Plan to attract and retain the services of experienced, knowledgeable non-employee directors and to provide an incentive for such directors to increase their proprietary interest in the Company's long-term success and progress. In September 1997, the Board of Directors adopted certain amendments to the Directors Plan, subject to shareholder approval, to:
(i) change the grant provisions to provide for an annual automatic grant of an option to purchase 7,500 shares to each non-employee director on the third business day following each annual meeting of shareholders, provided such director has served on the Board of Directors for at least two years; and (ii) amend the vesting provisions to provide that each automatic annual 7,500 shares option shall vest to the extent of one-half per year of the optioned shares beginning one year from the grant date; and (iii) amend the administration provisions in accordance with changes as of August 15, 1996 to certain rules under Section 16 of the Securities Exchange Act of 1934. The amendments will be effective as of September 4, 1997 (the date such amendments were approved by the Board of Directors), provided shareholder approval of such amendments is obtained at the Annual Meeting.

The Board of Directors believes that the Directors Plan, as amended, is essential to help attract and retain experienced, knowledgeable outside directors.

Set forth below is a description of the principal features of the Directors Plan and the amendments to it, and the benefits that the Company would have granted under the Directors Plan, as amended, if it had been in effect over the prior fiscal year. This description does not purport to be complete and is qualified in its entirety by reference to the Directors Plan. Copies of the Directors Plan will be available at the Annual Meeting and may also be obtained by sending a written request to the Company's Secretary.

                   GENERAL PROVISIONS OF THE DIRECTORS PLAN

The Directors Plan provides for the granting of non-qualified stock options to non-employee directors of the Company. The total number of shares of Common Stock for which options may be granted under the Directors Plan is 300,000 shares. On September 4, 1997, the closing price of the Company's Common Stock was $ 5 5/16. As of September 4, 1997, options for a total of 140,000 shares had been granted and remained outstanding, options for a total of 26,600 shares had been exercised, and a total of 133,400 shares remained available for future option grants under the Directors Plan.

The grant provisions of the Directors Plan currently provide that each director shall automatically, and without any further authorization or approval by the Plan Administrator or the Board of Directors, be granted (i) an option to purchase 10,000 shares on the third business day following such director's first election to the Board of Directors provided such director is a Non-Employee Director (as defined below) on the date of such first election; and (ii) an option to purchase 10,000 shares on the third business day following the first anniversary date of such director's first election to the Board of Directors provided such director is a Non-Employee Director on the date of such anniversary. A director shall be a "Non-Employee Director" on the date of any such election if, on such date and for one year prior to such date, such director has not been an employee of the Company or any of its subsidiaries. No other options shall be granted under the Directors Plan, as amended, except as specifically provided above.

The grant provisions of the Directors Plan are being amended such that, as amended, each director of the Company shall automatically, and without any further authorization or approval by the Plan Administrator or the Board of Directors, be granted (i) an option to purchase ten thousand (10,000) shares on the third business day following such director's first election to the Board of Directors ("First Option"), provided such director is a Non-Employee Director (as defined below) on the date of such first election; and (ii) an option to purchase ten thousand (10,000) shares on the third business day following the first anniversary date of such director's first election to the Board of Directors ("Second Option"), provided such director is a Non-employee Director on the date of such anniversary. Each director of the corporation who has served on the Board of Directors for at least two years shall automatically, and without any further authorization or approval by the Plan Administrator or the Board of Directors, be granted an option to purchase seven thousand five hundred (7,500) shares of Common Stock on the third business day following such director's election to the Board of Directors at each annual meeting of shareholders which occurs after September 4, 1997 ("Subsequent Option"), provided such director is a Non-Employee Director on the date of each such election. A director shall be a "Non-Employee Director" on the date of any such election if, on such date and for one year prior to such date, such director has not been an employee of the Company any of its subsidiaries.

The Directors Plan currently provides that each option shall have the following terms. The exercise price shall be the fair market value of the optioned shares (defined as the closing price as reported in The Wall Street Journal) on the grant date. The option shall vest and is exercisable to the extent of one-third per year of the optioned shares, beginning one year from the grant date.
Payment of the exercise price may be in whole or in part shares of the Company already owned and fully paid for, valued at fair market value on the exercise date, and any withholding tax required by the Company. The option shall expire not more than ten years from the grant date but shall be subject to earlier termination as follows: (i) in the event of the optionee's death, the option may be exercised within one year after the date of death or prior to the date on which the option expires by its terms, whichever is earlier and (ii) in the event the optionee ceases to be a director of the Company, the portion of the option which is vested at the date of such cessation may be exercised within one year after the date of such cessation or prior to the date on which the option expires by its terms, whichever is earlier. An option shall not be assigned or transferred by the optionee otherwise than by will or the laws of descent and distribution, and an option shall be exercisable during the lifetime of the optionee only by the optionee. Any agreement evidencing an option may contain such other terms, provisions and conditions not inconsistent with the Directors Plan as may be determined by the Plan Administrator.

The provisions of the Directors Plan relating to terms of the options are being amended to provide with respect to vesting that (i) First Options and Second Options shall vest and are exercisable to the extent of one third per year of the optioned shares beginning one year from the Grant Date and (ii) subsequent options shall vest and are exercisable to the extent of one-half per year of the optioned shares beginning one year from the Grant date.

The administration provisions of the Directors Plan currently provide that the Directors Plan will be administered by a committee appointed by the Board of Directors, which committee shall consist of two or more members of the Board of Directors who are not eligible to participate in the Directors Plan. The Plan Administrator has the power to construe provisions, determine questions and adopt and amend rules and regulations relating to the Directors Plan, except that the selection of directors to whom options are to be granted, the timing of grants, the number of shares subject to any option, the exercise price of any option, the periods during which any option may vest and be exercised, and the term of any option shall be as provided in the Directors Plan, as amended, and the Plan Administrator has no discretion as to any such matters.

The administration provisions of the Directors Plan are being amended to delete the requirement that committee members be ineligible to participate in the Directors Plan.

If an option expires or terminates without being exercised in full, the shares representing the unexercised portion shall again be available for grant under the Directors Plan.

Notwithstanding any provision of the Directors Plan or any option agreement to the contrary, any option (or unexercised portion thereof) shall, unless previously lapsed and terminated become vested and exercisable in full immediately prior to the occurrence of a change in control, (as such term is defined below); provided, that such acceleration will not occur if it would render unavailable "pooling of interests" accounting treatment for any merger, consolidation, statutory share exchange or other reorganization of the Company. If the vesting and exercisability of any options (or portion thereof) are accelerated such options (or portion thereof) shall otherwise remain outstanding and subject to the other terms and conditions of the Directors Plan and the option agreement. A Change in Control ("Change in Control") shall be deemed to occur if any of the following shall occur: (a) any "person" other than the Company, any Subsidiary or any employee benefit plan of the Company or any Subsidiary, is or becomes the "beneficial owner" directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then-outstanding securities (other than as a result of an acquisition by any such person of securities directly from the Company); (b) the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company or any Subsidiary); (c) the approval by the Company's shareholders of a merger or consolidation, a statutory share exchange, a sale or disposition of all or substantially all the Company's assets or a plan of liquidation or dissolution of the Company; or (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's shareholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

The termination and amendment provisions of the Directors Plan currently provide that the Board of Directors will have the power to amend, terminate or suspend the Directors Plan, provided that shareholder approval will be required for any amendment which would (i) increase the aggregate number of shares subject to the Directors Plan; (ii) reduce the option price of the shares subject to any option; (iii) increase the number of options, or the number of shares for which any options may be granted to each director; (iv) change the timing with respect to which options are granted or exercisable; or (v) make any other change which would require shareholder approval under applicable law, including Rule 16b-3 generally and the non-discretionary plan provisions of Rule 16b-3 specifically, and provided further that if required to qualify as a non-discretionary plan under Rule 16b-3, the Directors Plan (including without limitation the provisions either stating the amount and price of securities to be awarded and specifying the timing of awards, or setting forth a formula that determines the amount, price and timing) may be amended no more frequently than once every six months.

Notwithstanding the foregoing, the Directors Plan shall in any event, if not sooner terminated, be terminated on July 27, 2005.

The adjustment provisions of the Directors Plan provide that the kind (as well as the number of shares) will be subject to adjustment and the number and kind of shares will be appropriately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or any other similar capital adjustment, any payment of a stock dividend or other increase in such shares effected without receipt of consideration by, or merger or consolidation of, or sale of all or substantially all of the assets of, or liquidation of, the Company.

                        AMENDED DIRECTORS PLAN BENEFITS

Under the Directors Plan, as amended, each director who qualifies as a Non-Employee Director on the applicable dates of election will be eligible to, and will automatically, participate in the Directors Plan, as amended. Because the participation of directors in the Directors Plan, as amended, is dependent on several factors, it is not possible to state the number of directors who will participate in the Directors Plan, as amended, the names or positions of any such directors, or the number of options that will be granted to any such directors except that any such director will receive a maximum of two options for 10,000 shares each and an annual option for 7,500 shares each year such director is re-elected after his first two elections through 2005, under the automatic grant provisions of the Directors Plan, as amended, so long as shares remain available for grant under the Directors Plan.

All Non-Employee Directors nominated for election and elected at the Annual Meeting who have served on the Board of Directors two or more years, will receive option grants under the Directors Plan, as amended, when it becomes effective. All nine incumbent Non-Employee Directors, would have received option grants of 7,500 shares each during fiscal year 1997 if the Directors Plan, as amended, had been in effect over the prior fiscal year. This is not necessarily indicative of options that may be granted under the Directors Plan, as amended, in the future. All options previously granted under the Directors Plan were granted at fair market value on the date of grant.

                        FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain federal income tax consequences of the Directors Plan.

All options granted under the Directors Plan will be non-qualified stock options. Non-qualified stock options do not qualify as "incentive stock options" under S422 of the Code and do not qualify for any special tax benefits to the optionee.

An optionee will not recognize any taxable income at the time he or she is granted an option. However, upon exercise of an option, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the option price.

Upon a sale of any shares acquired pursuant to the exercise of an option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and will be characterized as long term, mid-term or short term capital gain or loss, depending on the length of time the optionee is deemed to have held the shares.. The optionee's basis for determination of gain or loss upon the subsequent sale of shares acquired upon the exercise of an option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of the option.

In general, there will be no federal tax consequences to the Company upon the grant or termination of an option or a sale by the optionee of the shares acquired through exercise of an option. However, upon the exercise of an option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the optionee is required to recognize as a result of the exercise.

If there is an acceleration of the vesting or payment of options and/or an acceleration of the exercisability of options upon a Change of Control, all or a portion of the accelerated benefits may constitute "excess parachute payments" under S280G of the Code. An excess parachute payment is not deductible by the Company. Moreover, the optionee receiving an excess parachute payment incurs an excise tax of 20% of the excess parachute payment.

The foregoing summary of the federal income tax consequences of the Directors Plan is based on the Company's understanding of present federal tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE DIRECTORS PLAN.

                                   PROPOSAL 3

                    RATIFICATION OF APPOINTMENT OF AUDITORS

Deloitte & Touche LLP has served as the Company's independent auditors since 1983 and has been appointed by the Board of Directors as the Company's independent auditors for the fiscal year ending June 27, 1998. In the event that ratification of this appointment of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and they are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             SHAREHOLDER PROPOSALS

To be considered for presentation to the Annual Meeting of Shareholders to be held in 1998, a shareholder proposal must be received by Ronald F. Klawitter, Executive Vice President of Administration, CFO, Treasurer and Secretary, Key Tronic Corporation, 4424 N. Sullivan Road, Spokane, Washington 99216, no later than May 21, 1998.

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and Nasdaq. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5 were required, the Company believes that with respect to the fiscal year ended June 28, 1997 all the Reporting Persons complied with all applicable filing requirements, except Mr. Hiller who filed one late report for one transaction.

Solicitation Expenses. The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, executive officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

Other Business. The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

                         By Order of the Board of Directors,

                         /s/ Ronald F. Klawitter

                         Ronald F. Klawitter, Secretary



Spokane, Washington
October 10, 1997



[SIDE 1]
                             KEY TRONIC CORPORATION
                4424 N. Sullivan Road, Spokane, Washington 99216

            PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
                               NOVEMBER 13, 1997

     STANLEY HILLER, JR., WENDELL J. SATRE, AND YACOV A. SHAMASH, or any of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, November 13, 1997, and any adjournment or postponement thereof.

     UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.

 1.   Election of Directors:                  WITHHOLD AUTHORITY to vote
      FOR all nominees listed below /  /      for all nominees listed below /  /

      FOR, except vote withheld from the following nominee(s):

      ---------------------------------------------------------------

      Election of nine directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees:

      Michael R. Hallman, Stanley Hiller, Jr., Kenneth F. Holtby,
      Jack W. Oehlke, Dale F. Pilz, Wendell J. Satre, Yacov A. Shamash, Clarence W. Spangle and William E. Terry.


  2. Adoption of amendments to the Amended and Restated 1990 Stock Option Plan for Non-employee Directors; and

                 /  / FOR     /  / AGAINST    /  / ABSTAIN

  3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1998.

                 /  / FOR     /  / AGAINST    /  / ABSTAIN

           (Continued and to be signed and dated on other side.)


[SIDE 2]
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying proxy statement, ratifies all that said Proxies or their substitutes may lawfully do by virtue hereof, and revokes all prior proxies. Shares represented by this proxy will be voted as directed by the shareholder. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date below. You need not mark any boxes.

PLEASE SIGN, DATE AND RETURN PROMPTLY.    Mark /  / for address change:

                                Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                -----------------------------------------
                                Signature                         Date

                                -----------------------------------------
                                Signature                         Date

No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.





[SIDE 1]
                             KEY TRONIC CORPORATION
                4424 N. Sullivan Road, Spokane, Washington 99216

            PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
                               NOVEMBER 13, 1997

     STANLEY HILLER, JR., WENDELL J. SATRE, AND YACOV A. SHAMASH, or any of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Key Tronic Corporation to be held on Thursday, November 13, 1997, and any adjournment or postponement thereof.

     UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.

 1.   Election of Directors:                  WITHHOLD AUTHORITY to vote
      FOR all nominees listed below /  /      for all nominees listed below /  /

      FOR, except vote withheld from the following nominee(s):

      ---------------------------------------------------------------

      Election of nine directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees:

      Michael R. Hallman, Stanley Hiller, Jr., Kenneth F. Holtby,
      Jack W. Oehlke, Dale F. Pilz, Wendell J. Satre, Yacov A. Shamash, Clarence W. Spangle and William E. Terry.


  2. Adoption of amendments to the Amended and Restated 1990 Stock Option Plan for Non-employee Directors; and

                 /  / FOR     /  / AGAINST    /  / ABSTAIN

  3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1998.

                 /  / FOR     /  / AGAINST    /  / ABSTAIN

           (Continued and to be signed and dated on other side.)


[SIDE 2]
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying proxy statement, ratifies all that said Proxies or their substitutes may lawfully do by virtue hereof, and revokes all prior proxies. Shares represented by this proxy will be voted as directed by the shareholder. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date below. You need not mark any boxes.

PLEASE SIGN, DATE AND RETURN PROMPTLY.    Mark /  / for address change:

                                Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                -----------------------------------------
                                Signature                         Date

                                -----------------------------------------
                                Signature                         Date

No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.


                            KEY TRONIC CORPORATION
                   4424 N. SULLIVAN ROAD, SPOKANE, WA 99216

     As a participant in the Key Tronic 401(k) Retirement Plan (the "Plan"), you have the right to direct United Missouri Bank ("UMB") (the "Plan Trustee"), to vote the shares of Common Stock of Key Tronic Corporation (the "Company") represented by your interest attributable to such shares held in the KTC Stock Fund under the Plan at the annual meeting of shareholders of Key Tronic Corporation to be held on November 13, 1997.

     For your information, copies of the Notice of Annual Meeting, Proxy Statement, and Annual Report are enclosed. In addition, a postage paid return envelope addressed to ChaseMellon Shareholder Services is enclosed for your use in returning your completed, signed, and dated proxy card to the Plan Trustee.

     The Plan Trustee will hold your voting instructions in confidence and will not divulge or release specific information regarding your instructions to any person, including officers or employees of the Company, except to the extent required by law.

     If your completed proxy card is not received by November 11, 1997, the Administrative Committee for the Plan may direct the Plan Trustee to vote your shares. All unvoted shares will be voted in the same proportion as the voted shares received.

     UNITED MISSOURI BANK (UMB)